SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

SilverBow Resources, Inc.

(Name of Registrant as Specified in Its Charter)

KEF Investments, LP

KEF Fund V Investments, LP

Kimmeridge Energy Management Company, LLC

Benjamin Dell

Alexander Inkster

Neda Jafar

Denis Laloy

Noam Lockshin

Henry Makansi

Neil McMahon

Douglas E. Brooks

Carrie M. Fox

Katherine L. Minyard

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 13, 2024, Kimmeridge Energy Management Company, LLC (“KEMC”) issued a press release (the “Press Release”), which included an open letter to shareholders of SilverBow Resources, Inc. (the “Company”), announcing that KEMC had delivered to the Company’s Board of Directors a proposal (the “Offer Letter”) to combine Kimmeridge Texas Gas, LLC, an affiliate of KEMC, and the Company on the terms set forth in the Offer Letter. In connection with the foregoing, KEMC publicly released an investor presentation (the “Investor Presentation”). A copy of the Press Release is filed herewith as Exhibit 1, a copy of the Offer Letter is filed herewith as Exhibit 2, a copy of the Investor Presentation is filed herewith as Exhibit 3 and certain information regarding the Participants (as defined in Exhibit 4) in a solicitation of proxies regarding the Company is filed herewith as Exhibit 4.

Exhibit 1

Kimmeridge Issues Open Letter to SilverBow Shareholders Outlining Proposed Combination with Kimmeridge Texas Gas

Would create preeminent pure-play Eagle Ford shale operator

Proposed combination and additional $500 million equity investment represent a premium of 21% to 30-day volume-weighted average price with significant upside potential

Urges SilverBow Board to engage in good faith negotiations and provide shareholders the opportunity to vote on its value-enhancing proposal

Kimmeridge to host investor conference call to discuss its proposal on March 14 at 11:00 am ET

NEW YORK and DENVER, March 13, 2024 -- Kimmeridge, an alternative asset manager focused on the energy sector, today delivered to the SilverBow Resources (“SilverBow”) Board of Directors (the “Board”) a proposal to combine Kimmeridge Texas Gas (“KTG”) and SilverBow. The KTG assets have an equity value of $1.1 billion and an expected enterprise value of $1.4 billion at closing of the proposed transaction (the “Transaction”).

Under the terms of the proposal, Kimmeridge would contribute the KTG assets to SilverBow in exchange for 32.4 million shares priced at $34 per share. In addition, Kimmeridge will inject $500 million of fresh equity capital at the same price of $34 per share, in exchange for 14.7 million shares. At closing of the Transaction, Kimmeridge and its affiliates would own a majority of the outstanding shares of the combined company (“CombineCo”), with a total of 50.3 million shares of common stock (inclusive of Kimmeridge’s current 3.3 million share position in SilverBow).

The Transaction will be accretive to SilverBow shareholders. The $34 share price represents a premium of 8.5% over SilverBow’s closing share price on March 11, 2024 and 21% over the 30-day volume-weighted average price of $28.12 as of March 11, 2024.

Kimmeridge has sufficient capital to fully finance the equity investment of $500 million and intends to use those funds to pay down SBOW’s existing long-term debt obligations. Kimmeridge has received highly confident letters from Barclays, RBC Capital Markets and other lenders with respect to the debt consideration required to facilitate the Transaction.

Concurrent with delivering its proposal, Kimmeridge published a formal offer letter and investor presentation on its website (https://kimmeridge.com/sbow/) and issued the following open letter to shareholders:

***

Fellow Shareholders,

As the largest investor in SilverBow, holding 12.9% of outstanding shares, we are writing to share a strategic vision that would position SilverBow to drive compelling value creation for all shareholders. We have sought to engage in a constructive dialogue with SilverBow’s Board about a proposal that would create a preeminent pure-play Eagle Ford shale operator, and a partner of choice for future consolidation.

Unfortunately, the company’s Board and management have consistently dismissed our efforts. Following the Board’s March 1 letter to shareholders, which further solidified their position and misled the investment community as to our efforts, we felt it was critical to give all shareholders the opportunity to evaluate the value-enhancing Transaction we have set forth here.

Creating the Largest Pure-Play Operator in South Texas

The proposed Transaction would immediately create the largest public pure-play Eagle Ford shale operator with enhanced scale, a low-cost, high-margin production base, a strong and flexible balance sheet, and a clear path to compelling shareholder returns. We believe all shareholders will benefit from the opportunity to participate in the compelling upside of a larger and more resilient company that is uniquely positioned to drive growth and lead the next phase of consolidation in the Eagle Ford.

The combined company would operate at the front end of the cost curve, with over 14 years of high-quality inventory. With a de-levered balance sheet, the company would target a 65-70% reinvestment rate, creating a clear path to access the high-yield market and be positioned to begin returning cash to shareholders in 2025 through a significant dividend.

Kimmeridge would also leverage its deep experience to empower the combined company to become a sustainability leader in the upstream sector – including a commitment to net-zero GHG emissions in 2025 and obtaining gas certification across the consolidated portfolio. By way of example, Kimmeridge pioneered the founding of Civitas Resources (NYSE: CIVI), which became Colorado’s first carbon-neutral energy producer on day 1 of its operations.

Importantly, under our proposal, the combined company would adopt best-in-class governance practices directly aligned with the interests of shareholders. This new structure would feature: Board and management compensation tied to absolute TSR and higher equity ownership for management, a majority independent, declassified board of directors with vast expertise, a 7-year term limit for directors, and enhanced shareholder rights. The refreshed Board would be comprised of 9 total directors. Kimmeridge would nominate 5 directors, including a Kimmeridge-nominated Chair and 4 independent directors. SilverBow would nominate the remaining 4 directors.

Furthermore, we intend to follow a “best athlete” approach in forming a management team that brings a wealth of experience to benefit the combined company. For continuity, Kimmeridge anticipates retaining key members of the SBOW C-suite while enhancing leadership with additional hires.

Leveraging Our Expertise to Drive Value for All Shareholders

Kimmeridge has a proven history of partnering with management teams across the oil and gas sector to enhance profitability, establish best-in-class sustainability programs, and align with shareholder interests. As part of these efforts, Kimmeridge has developed extensive experience in supporting the consolidation of smaller, disaggregated assets at attractive entry points, as it did with Civitas. For instance, when Kimmeridge first led the formation of Civitas, the $1.2 billion platform had just emerged from bankruptcy proceedings. Approximately 3 years later, its equity valuation now stands at approximately $7 billion with peer-leading capital returns to shareholders.

Kimmeridge would bring its deep operational and financial expertise to bear on behalf of the combined company. We would work collaboratively to position the new company for consolidation and related measures to unlock its significant value potential for all stakeholders.

Giving Shareholders a Voice

Given the combination’s clear strategic and financial merits, and in the interests of full transparency, we are making public our offer letter and supporting deck. Shareholders can assess for themselves the benefits of the proposed merger relative to SilverBow’s current standalone trajectory.

If SilverBow is as committed to hearing the perspectives of shareholders as it purports to be, then it will be open to the following proposed process:

1.	Engaging in good faith discussions with Kimmeridge;

2.	Working to reach a definitive agreement by April 26; and

3.	Ultimately taking the Transaction to a shareholder vote – where the owners of the company will have the final say.

Contrary to what the SilverBow Board would have you believe, Kimmeridge’s focus throughout our engagement has squarely been on putting forward a highly compelling Transaction that paves the way for value creation for all.

Thank you,

Ben Dell, Co-Founder and Managing Partner of Kimmeridge

***

Investor Conference Call Information

Kimmeridge will host an investor conference call to discuss its proposal on March 14th at 11:00 a.m. ET. To access the conference call, please dial (800) 579-2543 (U.S. toll-free) or (785) 424-1789 (international) and reference conference ID 265573. The conference call will also be available as a listen-only webcast here. As noted above, the slide presentation that accompanies the proposal is available on the Kimmeridge website (https://kimmeridge.com/sbow/).

For more information on this proposal, please see the associated Offer Letter here and Supporting Slides here.

About Kimmeridge

Founded in 2012 by Ben Dell, Dr. Neil McMahon and Henry Makansi, Kimmeridge is an alternative asset manager focused on the energy sector. The firm is differentiated by its direct investment approach, deep technical knowledge, active portfolio management and proprietary research and data gathering.

Media

Kekst CNC

Daniel Yunger / Anntal Silver
Kekst-KTG@kekstcnc.com

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if Kimmeridge underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Kimmeridge that the future plans, estimates or expectations contemplated will ever be achieved.

Important Information

KEF Investments, LP (“KEF Investments”), KEF Fund V Investments, LP (“KEF Fund V”), Kimmeridge Energy Management Company, LLC (“KEMC”), Benjamin Dell, Alexander Inkster, Neda Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (all of the foregoing, collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of SilverBow Resources, Inc. (the “Company”). Shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, https://www.sec.gov/.

 KEMC may be deemed to “beneficially own” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) 3,281,356 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (including 100 shares held in record name by each of KEF Investments and KEF Fund V).  None of the other Participants beneficially own any securities of the Company.

Additionally, on March 13, 2024, KEMC delivered to the Company’s Board a non-binding proposal to merge Kimmeridge Texas Gas, LLC with the Company’s existing assets and inject $500M of fresh equity capital in exchange for shares of the combined public company at a price of $34 per share of Common Stock.

Exhibit 2

March 13, 2024

SilverBow Resources, Inc.

Attention: Sean Woolverton

920 Memorial City Way

Suite 850

Houston, Texas 77024

Confidential Proposal to SilverBow Resources, Inc. (“SBOW”)

Dear Mr. Woolverton:

At the request of SBOW’s Board of Directors, Kimmeridge Energy Management Company, LLC and its applicable affiliates (collectively, “Kimmeridge”, “we”, “our”) are pleased to submit this proposal (“Offer Letter”) outlining the terms of a combination of Kimmeridge Texas Gas, LLC (“KTG”) and SBOW, along with an incremental equity investment of $500 million by Kimmeridge (together, the “Transaction”), each in exchange for additional SBOW shares at $34.00 per share.

As the largest investor in SBOW holding 12.9% of all shares, this Transaction represents our strategic vision for SBOW and is one that would position SBOW to drive compelling value creation for all shareholders. While we have appreciated the opportunity to discuss the Transaction with SBOW prior to sharing this Offer Letter, we are now looking to engage in a constructive dialogue with SBOW’s Board of Directors to combine our respective companies and inject capital to create a preeminent, pure-play Eagle Ford shale operator, and a partner of choice for future consolidation. We believe our proposal reflects an extremely attractive value to SBOW’s shareholders, representing a meaningful 8.5% premium to the closing share price of $31.34 as of March 11, 2024, and a premium of 21% to the 30-day volume-weighted average price of $28.12 as of March 11, 2024.

We believe this Offer Letter presents a compelling opportunity that is in the best interests of, and accretive to, SBOW and its shareholders. Combining our complementary portfolios creates a leading operator in the Eagle Ford shale, with a low-cost, high-margin production base integrated into LNG, with a strong balance sheet. We believe this Transaction paves a clear path to delivering superior shareholder returns as evidenced by our plan to initiate a dividend program in 2025 while maintaining growth. Further, Kimmeridge will continue its history of establishing best-in-class environmental and governance standards with a 2025 net-zero commitment as well as aligning management with shareholders, and a refreshed, majority-independent, 9-person, declassified board of directors. The opportunity to participate in the upside of a new company with enhanced scale, financial flexibility, and operational synergies is one we believe SBOW’s shareholders will support. Kimmeridge has deep experience with value creation in the energy sector across numerous investments, including its leadership role with Civitas Resources (NYSE: CIVI) (“Civitas”).

We welcome the opportunity to meaningfully engage with SBOW in good faith discussions with the best interests of shareholders in mind and a view toward signing mutually agreeable definitive documentation (“Definitive Documentation”) prior to 5:00 P.M. CT on April 26, 2024 (the “Termination Time”).

We are prepared to move quickly to progress to a non-disclosure agreement with SBOW to allow you to review our data and properly diligence our assets, which have not been reviewed to date.

Kimmeridge is an alternative asset manager focused on unconventional oil and gas investments with approximately $5 billion in assets under management. The firm was founded in 2012 by Ben Dell, Neil McMahon and Henry Makansi. Kimmeridge leadership has technical backgrounds and direct industry operating experience. Our investment strategy is driven by identifying the core of a play and focusing solely on high-quality geology. In addition, Kimmeridge has a small decision-making group and can move very quickly. Kimmeridge would also leverage its deep experience to empower the combined company to become a sustainability leader in the upstream sector – including a commitment to net-zero GHG emissions in 2025 and obtaining gas certification across the consolidated portfolio. By way of example, Kimmeridge pioneered the founding of Civitas, which became Colorado’s first carbon-neutral energy producer on day 1 of its operations. Kimmeridge also created pathways for multiple consolidation opportunities consummated by Civitas and other operators in the DJ Basin, ultimately unlocking meaningful value for shareholders and creating a best-in-class E&P company, aligned with shareholders and positioned for long-term success.

Kimmeridge has sufficient capital to fully finance its proposed equity investment of $500 million. We intend to use those funds to pay down SBOW’s existing long-term debt obligations. Kimmeridge has received highly confident letters from Barclays, RBC Capital Markets and other lenders with respect to the debt consideration required to facilitate the Transaction. Kimmeridge expects the pro forma capital structure to be supported by a $750 million high-yield issuance with the remainder of debt outstanding drawn on the RBL.

Conference Call Information

Kimmeridge will host a conference call to discuss its proposal on March 14th at 11:00 a.m. ET. To access the conference call, please dial (800) 579-2543 (U.S. toll-free) or (785) 424-1789 (international) and reference conference ID 265573. The conference call will also be available as a listen-only webcast here. The slide presentation that accompanies the proposal is available on the Kimmeridge website https://kimmeridge.com/sbow/.

For more information on this proposal, please see the associated Supporting Slides here.

Detailed Proposal Terms

Term	Description
Transaction Structure

Kimmeridge will be issued additional equity in a new publicly-listed company comprised of the combined assets of KTG and SBOW (“CombineCo”) following the closing of the Transaction.

The Transaction values SBOW at $34 per share. Kimmeridge will invest $500 million in cash in CombineCo (the “Equity Investment”) and contribute the KTG assets to CombineCo in exchange for equity consideration. The KTG assets have an equity value of $1.1 billion and an expected enterprise value of $1.42 billion at close.

The proceeds from the Equity Investment and any debt financing raised by Kimmeridge prior to closing will be used to pay down outstanding amounts under the existing funded debt at SBOW, including its revolving credit facility (“RBL”) and second lien term loan facilities.

The Transaction will be structured in a manner allowing for tax-deferred contribution of KTG assets to CombineCo by utilizing a “Double Dummy” structure where SBOW creates a new subsidiary, which in turn creates two merger subsidiaries. Each of those subsidiaries would merge with one of SBOW or KTG, as applicable, with the existing equity holders of SBOW and KTG receiving common stock in CombineCo as the new publicly listed company. CombineCo would wholly own both SBOW and KTG. The Equity Investment would subsequently be made to CombineCo in exchange for CombineCo stock.

SBOW currently has 26.0 million shares of Common Stock outstanding[1]. Kimmeridge would contribute KTG in exchange for 32.4 million shares of CombineCo priced at $34.00 per share. In addition, Kimmeridge would inject $500 million cash to CombineCo in exchange for 14.7 million shares of CombineCo. At closing of the Transaction, Kimmeridge and its affiliates would own a majority of the outstanding shares of CombineCo, with a total of 50.3 million shares of Common Stock (inclusive of Kimmeridge’s current 3.3 million share position in SBOW).

____________________

1 On a fully diluted basis

KTG

KTG has amassed 148,000 net acres in Texas overlaying the core window of the Eagle Ford Shale play within Webb, La Salle, McMullen and Karnes counties. On a net basis the company produces roughly 315 million cubic feet equivalent of natural gas per day (around 85% gas and 15% oil/NGL), selling into the South Texas market with access to Mexican export channels, to LNG terminals for global sales, and into pipelines directly servicing Gulf Coast petrochemical facilities. KTG’s asset inventory across the Lower Eagle Ford, Middle Austin Chalk and Lower Austin Chalk is recognized as one of the lowest-cost sources of natural gas in North America by independent industry research.

KTG’s acreage has proven to be highly prospective for the Lower Eagle Ford Shale, Middle Austin Chalk, Lower Austin Chalk and Olmos formation through extensive drilling, 3D seismic interpretation, core analysis and petrophysical interpretation.

In the near term, KTG is focused on optimizing drilling and completion methodologies to lower finding and development costs and enhancing well performance, ultimately improving well economics. Additionally, KTG is growing its production and leasehold organically and through acquisitions. In the longer term, KTG will continue improving its cost structure by bringing technology to the forefront of operations to fully unlock the potential of Kimmeridge’s South Texas assets. Further, KTG looks forward to integrating into the global gas market having signed midstream contracts and LNG option agreements.

Financing

Kimmeridge has sufficient capital to finance the Equity Investment, and the Transaction will not be subject to financing contingencies.

Kimmeridge has received highly confident letters from Barclays, RBC Capital Markets and other lenders with respect to the debt consideration required to facilitate the Transaction. Kimmeridge expects the pro forma capital structure to be supported by a $750 million high-yield issuance with the remainder of debt outstanding drawn on the RBL. With this strong balance sheet and financial backing, CombineCo is well positioned for success.

Governance

Board of Directors: CombineCo’s board of directors (the “Board”) will consist of nine directors. Kimmeridge will nominate four independent directors and one Kimmeridge director who will chair the Board. SBOW will nominate four directors. The Board will be majority independent, de-classified and subject to shareholder vote each year with 7-year term limits. The Board will also have a sustainability committee and will be compensated primarily through CombineCo equity.

Management: Kimmeridge intends to follow a “best athlete” approach in forming a management team that brings a wealth of experience to benefit the combined company. For continuity, Kimmeridge anticipates retaining key members of the SBOW C-suite while enhancing leadership with additional hires. We expect the majority of other SBOW and KTG employees will remain following consummation of the Transaction and, subject to entry into Definitive Documentation, Kimmeridge will coordinate with senior management to ensure such employees are sufficiently incentivized.

Dividend Policy: CombineCo will adopt a dividend policy by 2025 that reflects its free cash flow profile and growth potential. The dividend policy will be subject to the approval of the Board and compliance with CombineCo’s debt covenants, but if adopted would give shareholders a 5% dividend yield on the issuance price. This would create a standout policy when compared to both the XOP (2.49% on average) and the S&P 500 (1.49% on average).

Other Shareholder Arrangements

Lock-Up: Kimmeridge will agree to a customary lock-up that will prohibit Kimmeridge from selling, transferring, or otherwise disposing of any common stock of CombineCo for a period of 12 months after the closing of the Transaction (the “Lock-Up Period”), subject to customary exceptions.

Standstill: Kimmeridge will agree to a customary standstill that will prohibit Kimmeridge (so long as it owns a certain percentage of CombineCo’s common stock) from acquiring any additional shares or voting rights of CombineCo, subject to customary exceptions.

Registration Rights: Kimmeridge will have the right to (a) request that CombineCo register the resale of its common stock after the expiration of the Lock-Up Period, and (b) participate in any registration of CombineCo’s common stock initiated by CombineCo or by another shareholder, in each case, subject to customary conditions and limitations and customary assignment rights to affiliates and LPs.

Special Meeting: Shareholders owning over 10% in CombineCo will have the ability to call special meetings.

Rights Plan	At the signing of Definitive Documentation, Kimmeridge would be exempted under SBOW’s shareholder rights plan, which plan would be terminated upon the closing of the Transaction.
Other Transaction Terms

The Transaction will generally be structured as a “public company” style transaction with no post-closing recourse and appropriately qualified representations and warranties. KTG and SBOW will agree to customary covenants in the Definitive Documentation, including covenants relating to the conduct of their respective businesses between signing and closing, the cooperation and efforts to obtain the necessary regulatory and shareholder approvals, and a customary non-solicitation covenant by SBOW and corresponding “match rights” for Kimmeridge.

Approvals/Closing Conditions

The following approvals and conditions would be required in connection with the Transaction:

• The Transaction would be subject to customary closing conditions, such as the expiration of an HSR waiting period and other necessary regulatory approvals, a customary bring down of representations and warranties, absence of a material adverse effect and performance of covenants, among others.

• The Transaction would be approved by the Board of Directors of KTG, approved by SBOW’s Board of Directors and recommended for approval by SBOW’s shareholders.

• The closing of the Transaction would be subject to approval by the requisite holders of the outstanding common stock of SBOW.

Key Assumptions

The proposal in this Offer Letter is based on publicly available information, including SBOW’s 2023 proxy statement and related materials, and subject to the following assumptions and satisfactory completion of customary confirmatory due diligence:

• SBOW owning all of the assets and having only those liabilities as described in SBOW’s publicly available information, and SBOW using all commercially reasonable efforts to maintain its current and planned level of operations and activities substantially in accordance with the information contained therein.

• The outstanding equity securities of SBOW as laid out in its most recent 10-K filing being the only outstanding equity securities of SBOW.

• The annual audited financial statements of SBOW fairly presenting the financial position, results of operations and cash flows of SBOW, and there being no material change in the financial position of SBOW since the date of such statements.

• Named Executive Officers having no material changes in their respective compensation arrangements.

Timing; Due Diligence

The Offer Letter will remain in effect until the Termination Time and is subject to signing Definitive Documentation and confirmatory due diligence completed by April 26, 2024.

In order to enter into Definitive Documentation, we will need to complete customary due diligence on SBOW, including with respect to reserve and environmental reports and material contracts (including marketing agreements and/or minimum volume commitments). We are prepared to commit the time and resources necessary to finalize our due diligence investigation expeditiously, and we have engaged financial and legal advisors to assist. Subject to SBOW promptly providing the requisite information, we intend to complete our due diligence contemporaneously with negotiating Definitive Documentation.

Conversely, we are prepared to provide information with respect to KTG to ensure SBOW has the opportunity to conduct sufficient due diligence with respect to the KTG portfolio and operations.

Governing Law

This Offer Letter shall be construed, interpreted and governed pursuant to and in accordance with the laws of the state of Delaware, without regard to any conflicts of laws principles which, if applied, might permit or require the application of the laws of another jurisdiction.

Non-Binding

This Offer Letter is subject to the terms of the Definitive Documentation to be negotiated and entered in connection with the Transaction and the related matters discussed herein. This Offer Letter does not create any legally binding obligations, joint venture or partnership on or of any person (or any of their affiliates) (and shall not be relied upon by any person as the basis of liability), and none of such persons (or their affiliates) will be obligated to proceed with, or have any enforceable obligations with respect to the Transaction, any related transaction or otherwise (or be required to negotiate with respect thereto), unless and until with respect to such matters have been executed and delivered, and then only in accordance with the terms and provisions of such Definitive Documentation.

Kimmeridge is well-positioned to expeditiously negotiate and complete the Transaction. After receipt of this Offer Letter and, if this Offer Letter is acceptable to SBOW and its respective representatives, we are prepared to begin negotiating the Definitive Documentation and any related agreements with SBOW with respect to the Transaction.

Kimmeridge looks forward to receiving SBOW’s response to this Offer Letter and stands prepared to discuss our analysis of the Transaction with the SBOW Board of Directors and its advisors and any other representatives at your convenience.

Please feel free to reach out to me directly at ben.dell@kimmeridge.com or 646-517-7250 with any questions.

Regards,

Ben Dell

Managing Partner

Kimmeridge Energy Management Company, LLC

15 Little West 12th Street, 4th Floor

New York, NY 10014

Important Information

KEF Investments, LP (“KEF Investments”), KEF Fund V Investments, LP (“KEF Fund V”), Kimmeridge Energy Management Company, LLC (“KEMC”), Benjamin Dell, Alexander Inkster, Neda Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (all of the foregoing, collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of SilverBow Resources, Inc. (the “Company”). Shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, http://www.sec.gov/.

KEMC may be deemed to “beneficially own” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), 3,281,356 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (including 100 shares held in record name by each of KEF Investments and KEF Fund V). None of the other Participants beneficially own any securities of the Company.

Additionally, on March 13, 2024, KEMC delivered to the Board a non-binding proposal to merge Kimmeridge Texas Gas, LLC with SilverBow’s existing assets and inject $500M of fresh equity capital in exchange for shares of the combined public company at a price of $34 per share of Common Stock.

Exhibit 3

Kimmeridge

Creating a Preeminent Pure-Play Eagle Ford E&P

March 2024

Kimmeridge's Proposal

Kimmeridge

- Kimmeridge is proposing a combination of SilverBow Resources ("SilverBow" or "SBOW") and Kimmeridge Texas Gas ("KTG"), with an additional $500MM equity injection to form the largest public pure-play Eagle Ford gas operator ("CombineCo").

- Kimmeridge will contribute KTG's assets at $1.1Bn of equity value and will be issued CombineCo stock at $34/share, a 21% premium to the 30-day VWAP[1]. The incremental capital will be used to pay down debt, position the company to be a consolidator of choice, and allow CombineCo to institute a $1.70/share dividend policy in 2025, providing a 5% yield on the transaction price.

- The proposed transaction is accretive to EV/EBITDA, EV/boepd, and EV/boe of reserves, and has the potential to unlock $2Bn of value by trading in-line with peers[2].

- With material overlap in operations, Kimmeridge anticipates capturing ~$40MM of annual synergies with approximately $5MM from G&A, $12-15MM from financing benefits, and $20-25MM from operating synergies.

- CombineCo will mirror the governance and environmental commitments of Civitas Resources, a prior Kimmeridge investment. The company will have 9 directors, 7 of whom will be independent. It will have increased management and board alignment with shareholders and will be net zero in 2025.

- The transaction will be equity backstopped by Kimmeridge funds. Barclays, RBC Capital Markets and other lenders have provided highly confident letters with respect to the debt consideration required to facilitate the transaction. It is anticipated the transaction would close in 3Q 2024, subject to customary regulatory approvals.

[1] 30-day VWAP is $28.12/share as of 3/11/24 close per Bloomberg.
[2] EV/EBITDA and EV/boepd are based on 2025 estimates. Peers as defined on page 7. Upside potential calculated assuming CombineCo trades at 4.2x EV / 2025E EBITDA and associated forecasted debt.

2

A Transformational Opportunity

Kimmeridge

With scale and relevance, CombineCo will be a preeminent Eagle Ford operator and a partner of choice for future consolidation.

- **$3.6Bn Enterprise Value**
- **~900 MMcfe/d Est. July 1 Production**
- **Proved Reserves of ~5.0 Tcfe**
- **370,000 Net Acres**
- **~1,600 Locations**
- **~$1.4Bn 2025E EBITDA[1]**
- **~$375MM 2025E FCF[2]**
- **Annual Synergies of ~$40MM**
- **YE 24E Net Leverage: 0.9x EBITDA**
- **LNG Throughput Capacity: 2 mtpa**

NM
TX
Medina
Bexar
Wilson
Gonzales
Lavaca
De Witt
Zavala
Frio
Atascosa
Karnes
Victoria
Goliad
Dimmit
La Salle
Bee
Refugio
Live Oak
McMullen
TX
San Patricio
Jim Wells
Nueces
Duval
Webb
MEXICO
Kleberg
Kimmeridge
SBOW
Fluid Windows
Black Oil
Volatile Oil
Condensate
Wet Gas
Dry Gas

Source: CombineCo metrics per Kimmeridge internal estimates at consensus pricing. Reserves shown as of YE 2023 at SEC pricing.
[1] EBITDA at consensus pricing.
[2] FCF defined as Hedged EBITDA less interest expense, capital expenditures, and change in net working capital.

3

A Stronger Balance Sheet to Unlock Value for All

Kimmeridge

The proposed combination creates significant value for SilverBow's existing shareholders.

- Combines KTG's assets with SBOW and pays down $500MM of CombineCo debt
- Provides access to the high-yield market, materially lowers cost of debt, and effectively pulls forward 3 years of debt repayment
- Accretive on EBITDA and leverage metrics, and provides a clear path to a dividend policy

✓ Indicates accretion to existing shareholders.

Illustrative Pro Forma Capitalization as of 6/30/24E

$MM unless noted	SBOW	KTG	Financing	CombineCo
Cash	**$1**	**$3**		**$4**
Debt				
Credit Facility	$653	$323	($650)	$326
2nd Lien Notes	$500	–	($500)	–
New High Yield	–	–	$750	$750
Total Debt	**$1,153**	**$323**		**$1,076**
Net Debt	*$1,152*	*$321*		*$1,073*
Deferred Payment Liability	$50	–	–	$50
Total Net Obligations	**$1,202**	**$321**		**$1,123**
Equity Value				
Shares O/S (MM)	26.0	–	47.1	73.1
Share Price ($ / sh)	$34.00	–	$34.00	$34.00
Equity Value	**$884**	**$1,100**		**$2,484**
Enterprise Value	**$2,086**	**$1,421**		**$3,607**
Key 2025E Metrics				
Production (MMcfe/d)	593	495		1,075
EBITDA	$816	$555		$1,375
Key 2025E Multiples				
✓ EV / Production ($ / MMcfe/d)	$3.52	$2.87		$3.36
✓ EV / EBITDA (x)	2.6x	2.6x		2.6x
✓ LTM Net Debt / EBITDA (x)	1.0x	0.6x		0.6x
✓ Dividend Yield (%)	–	–		5%

Note: KTG valuation metrics based on Kimmeridge's internal model; SBOW valuation metrics based on Kimmeridge projected capitalization as of 6/30/24 and consensus estimates. Deferred payment liability related to recent South Texas acquisition. CombineCo dividend yield based on implied equity value post-transaction.

4

Built to Deliver on the New E&P Business Model

Kimmeridge

Scale	• Eagle Ford's largest public pure-play operator on a gross production basis, with 5 rigs running • Natural transaction partner for subscale Eagle Ford companies
Quality	• Front end of the cost curve gas assets anchored by Eagle Ford and Austin Chalk plays • 14 years of high-quality inventory poised to supply LNG demand growth[1]
Free Cash Flow	• Target reinvestment rate of 65% on a through-cycle basis • Cash returns to shareholders beginning 2025 through dividends and opportunistic buybacks
Margins	• Improved liquids realizations • Margin uplift to gas from LNG integration
Balance Sheet Strength	• 0.9x net debt to EBITDA by year-end 2024[2] • Revised capital structure to allow for maximum flexibility
Integrated to LNG	• 2 mtpa of contracted capacity through Commonwealth LNG • Access to global prices, increasing margins and reducing volatility
Commitment to Sustainability	• Achieve net-zero greenhouse gas (GHG) emissions in 2025 • Pursue gas certification
Best-in-Class Governance	• Higher equity ownership for management, linking compensation to absolute TSR • Refreshed, declassified board of directors

[1] High-quality defined as sub-$3.00 breakeven.
[2] Based on consensus pricing.

5

Creating a Preeminent Eagle Ford Pure-Play

Kimmeridge

CombineCo will be the only public pure-play Eagle Ford gas producer of scale.

Net Acres (000s)

3,818
1,600
767
612
577
515
370
301
251
235
222
CNX
BAYTEX
Antero
CombineCo
SM ENERGY
Vital Energy
Gulfport
SilverBow

Proven Reserves (Tcfe)

18.1
17.4
8.7
5.1
4.9
4.2
3.1
2.7
1.8
1.7
1.0
Antero
CNX
CombineCo
Gulfport
SM ENERGY
SilverBow
Vital Energy
BAYTEX

2025E Net Production (MMcfe/d)

3,374
2,195
1,590
1,461
1,096
1,075
989
941
715
593
563
Antero
CNX
Gulfport
CombineCo
SM ENERGY
BAYTEX
Vital Energy
SilverBow

2025E EBITDA ($Bn)

$2.0
$1.9
$1.6
$1.4
$1.4
$1.4
$1.2
$1.1
$1.0
$1.0
$0.8
Antero
SM ENERGY
BAYTEX
CombineCo
Vital Energy
CNX
Gulfport
SilverBow

Source: Peer metrics from public disclosures and FactSet as of 3/1/24.
Note: CombineCo EBITDA shown at consensus pricing. Reserve metrics as of YE 2023 for peers and CombineCo.

6

Scale Will Make SBOW Investable

Kimmeridge

A successful CombineCo could potentially rerate to $63/share if it traded at the average valuation multiple of peers (4.2x EV / 2025E EBITDA).

($ in millions, unless specified)	KTG	SilverBow	Combine Co	Antero	Range	SM Energy	Magnolia	CNX	Gulfport	Baytex	Comstock	Vital Energy
Share price as of 03/01/2024		$29.79		$25.92	$32.14	$44.50	$23.00	$21.09	$142.00	$3.23	$8.54	$50.81
52 week high		$42.78		$30.49	$37.35	$44.50	$23.75	$23.53	$142.72	$4.66	$13.31	$62.02
52 week low		$20.31		$20.10	$22.88	$25.29	$18.92	$14.56	$71.53	$2.88	$7.28	$40.55
% of 52 week high		*70%*		*85%*	*86%*	*100%*	*97%*	*90%*	*99%*	*69%*	*64%*	*82%*
Equity Value	**$1,100**	**$775**	**$2,375**	**$8,117**	**$7,829**	**$5,199**	**$4,789**	**$3,804**	**$3,132**	**$2,668**	**$2,388**	**$2,119**
Premium Paid	-	109	109	--	--	--	--	--	--	--	--	--
Corporate Adjustments	321	1,202	1,123	1,754	1,576	989	59	1,907	637	1,825	2,677	1,648
Enterprise Value	**$1,421**	**$2,086**	**$3,607**	**$9,871**	**$9,406**	**$6,168**	**$4,848**	**$5,711**	**$3,769**	**$4,493**	**$5,065**	**$3,768**
Select Operating & Financial Metrics												
Acres ('000s)	*148*	*222*	*370*	*515*	*767*	*301*	*577*	*3,818*	*235*	*1,600*	*612*	*251*
Total Proved Audited Reserves (Bcfe)	*2,377*	*2,675*	*5,052*	*18,121*	*17,391*	*3,136*	*1,019*	*8,741*	*4,214*	*1,743*	*4,944*	*1,814*
Total Locations	*819*	*780*	*1,599*	*1,710*	*1,783*	*1,066*	*504*	*1,184*	*190*	*NA*	*779*	*604*
Current % Liquids	*17%*	*43%*	*32%*	*34%*	*30%*	*60%*	*68%*	*9%*	*8%*	*83%*	*0%*	*74%*
2025E Production (MMcfe/d)	495	593	1,075	3,374	2,196	989	563	1,590	1,096	941	1,461	715
2025E EBITDA	$555	$816	$1,375	$1,998	$1,583	$1,874	$998	$1,126	$990	$1,434	$1,419	$1,245
2025E Capex	$443	$577	$896	$868	$627	$1,164	$476	$545	$450	$959	$1,096	$825
2025E Unlevered FCF	$112	$240	$479	$1,130	$956	$710	$522	$581	$541	$474	$323	$420
2024E Net Leverage	0.8x	1.4x	0.9x	1.2x	1.0x	0.6x	(0.2x)	2.0x	0.7x	1.1x	2.5x	1.0x
Select Valuation Metrics												
EV / EBITDA (2025E)	**2.6x**	**2.6x**	**2.6x**	**4.9x**	**5.9x**	**3.3x**	**4.9x**	**5.1x**	**3.8x**	**3.1x**	**3.6x**	**3.0x**
EV / Mmcfe/d (2025E)	$2.87	$3.52	$3.36	$2.93	$4.29	$6.24	$8.61	$3.59	$3.44	$4.77	$3.47	$5.27
Levered FCF Yield (2025E)	5%	15%	15%	12%	9%	11%	9%	10%	15%	13%	0%	15%
Dividend Yield	--	--	5.0%	--	1.0%	1.6%	2.0%	--	--	2.1%	--	--

CombineCo metrics reflect Kimmeridge's internal model and are not a summation of the standalone businesses.

Source: Peer metrics from public disclosures and FactSet as of 3/1/24. Reserve metrics as of YE 2023 for peers and CombineCo.
Note: KTG valuation metrics based on Kimmeridge modeling; SBOW valuation metrics based on Kimmeridge projected capitalization as of 6/30/24 and consensus estimates. SBOW enterprise value inclusive of $50MM deferred acquisition liability. Premium paid reflects difference between offer price and SBOW current share price

7

The Eagle Ford is Primed for Further Consolidation

The Herfindahl-Hirschman Index (HHI)[1] is a commonly-accepted measure of market concentration (larger numbers indicate higher concentration). HHI-based data demonstrates the Eagle Ford as one of the most disaggregated basins in the US, with numerous roll-up options for a consolidator.

HH Index

Less Concentrated
More Concentrated
DJ 2,572
Haynesville 1,665
Midland 1,288
Uinta 1,118
Appalachian 1,015
PRB 1,008
Montney 859
Bakken 854
Anadarko 721
Delaware 711
Eagle Ford 593
0
500
1,000
1,500
2,000
2,500
3,000

Eagle Ford Gross Production by Operator

EOG 14%
ConocoPhillips 10%
Marathon 9%
SilverBow 6%
Lewis 6%
Devon 5%
BP 5%
Magnolia 4%
Crescent 4%
Verdun 4%
Other 33%

Source: Enverus, Kimmeridge Analysis.

[1] HHI is calculated by squaring the market share of each competitor in the market and then summing the resulting numbers.

8

The Eagle Ford Sits at the Front End of the Gas Cost Curve

Kimmeridge

The Eagle Ford gas window, which includes the Lower Eagle Ford ("LEF"), Middle Austin Chalk ("MAC"), and Lower Austin Chalk ("LAC"), is recognized as one of the lowest-cost sources of natural gas in North America.

- While early in the play's development, initial wells have consistently demonstrated strong EURs/ft (up to 2,000 Mcf/ft), and relatively low drilling costs ($750-1,000/CLAT)
- Coupled with their proximity to the Gulf Coast and key export markets, the assets sit at the front end of the North American cost curve

Natural Gas Breakeven by Play[1]

$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.36
$2.53
$2.83
$2.75
$3.14
$3.07
$3.17
$3.18
$3.11
$3.19
$3.40
$3.63
$4.09
$4.16
$4.43
EF Southern Gas
SW PA Rich Gas
WV Rich Gas
STACK Gas
SW PA Dry Gas
HV - LA Core
NE PA Core
NE PA Tier 2
HV - North LA
HV - Shelby Trough
OH Utica Dry Gas
WV Dry Gas
EF Dry Gas
OH Utica Wet Gas
HV - North TX

Source: JPM Research, Kimmeridge data.
[1] Breakeven calculation based upon PV15.

9

KTG Materially Expands SBOW's Inventory Life

Kimmeridge

Inventory Life (Years)

Inventory Life (Years)
50
45
40
35
30
25
20
15
10
5
0
<$2.00
$2.00-$2.50
$2.50-$3.00
>$3.00
~2x <$3/Mcfe Inventory Life In CombineCo
EQT
CHK 1
AR
RRC
CNX
CRK
GPOR
SBOW
CombineCo
Gas Average

EV / 2025E EBITDA

EV / 2025E EBITDA (x)
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
4.8x
5.1x
4.9x
5.9x
5.1x
3.6x
3.8x
2.6x
2.6x
4.2x
EQT
CHK1
AR
RRC
CNX
CRK
GPOR
SBOW
CombineCo
Peer Average2

Source: Enverus, FactSet, and Bloomberg as of 3/1/24.
Note: Inventory life assumes current NTM completion rate per Enverus. CombineCo inventory life assumes ~85 wells per year.
[1] Pro forma for SWN transaction. [2] Peer average based upon peer set as defined on page 7.

10

CombineCo's Expanded Inventory Offers High Recycle Ratios

Kimmeridge

CombineCo would have over 750 locations exhibiting 200%+ recycle ratios at $70 WTI and $3.50 HH commodity prices. In total, CombineCo would have nearly 1,600 gross locations, 51% of which are from KTG.

	KTG	SBOW
Total Inventory	819	780
Avg. Recycle Ratio	200%	210%

400%
350%
300%
250%
200%
150%
100%
50%
0%
Recycle Ratio
0
400
800
1,200
1,600
Gross Locations
KTG
SBOW

Source: Kimmeridge modeling, public company disclosures.
Note: Recycle ratio calculation as cash flow per boe divided by finding and developing cost per boe.

11

CombineCo Will Benefit from a Peer-Leading Cost Structure

Kimmeridge

LTM Operating Expenses ($/boe)[1]

CombineCo expenses ~19% lower than peer average

Peer Average: $9.24
Peer 1
Peer 2
Peer 3
CombineCo
SBOW
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

NTM Hedged EBITDA Margin

CombineCo margin ~24% higher than peer average

Peer Average: 58%
Peer 4
CombineCo
Peer 6
SBOW
Peer 7
Peer 1
Peer 3
Peer 2
Peer 8
Peer 5
Peer 9

Source: FactSet, Bloomberg, Company filings; peers' LTM as of 12/31/2023.
Note: Peers include AR, BTE, CNX, CRK, GPOR, MGY, RRC, SM, and VTLE.
[1] Operating expenses include LOE, GP&T, and production taxes.

12

Transaction Transforms the Balance Sheet

Kimmeridge

With a de-levered balance sheet and meaningful scale, CombineCo can access the high-yield market, materially lowering the cost of capital. With additional free cash flow, Kimmeridge anticipates further lowering the leverage to 0.6x EBITDA by year-end 2025.

Estimated YE 2024E Net LTM Leverage

2.5x
2.0x
1.4x
1.2x
1.1x
1.0x
1.0x
0.9x
0.7x
0.6x
–
Peer 1
Peer 2
SBOW
Peer 3
Peer 4
Peer 5
Peer 6
CombineCo
Peer 7
Peer 8
Peer 9

Blended Cost of Debt[1]

10.6%
8.6%
SBOW
CombineCo

Note: Consensus as of 3/1/24 used for SBOW and peers; model based on management guidance and internal estimates used for CombineCo.
[1] CombineCo assumes same pricing grid on RBL as current SBOW and 8.75% interest rate on $750MM of high yield notes for illustrative purposes.

13

CombineCo Will Prioritize Returning Cash Flow to Shareholders

Kimmeridge

The transaction will de-lever the balance sheet and capture identified synergies. CombineCo will adopt a 65-70% reinvestment rate, while responsibly growing and generating significant free cash.

This free cash flow generation will support a $1.70/share dividend with excess cash targeted for accretive bolt-on acquisitions and opportunistic buybacks.

CombineCo Dividend Yield vs. Peers[1]

5%
2%
2%
1%
1%
0%
0%
0%
0%
0%
0%
CombineCo
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
SBOW
Fixed Dividend
Variable Dividend

Source: Kimmeridge, Enverus, FactSet, public filings.
[1] Dividend yield based on company disclosures and Enverus and FactSet NTM forecast; CombineCo 2025 estimated dividend yield based on implied equity value post-transaction.

14

CombineCo is Positioned to Supply Growing LNG Demand

Kimmeridge

CombineCo is strategically positioned to move gas across the Gulf Coast. The asset's low nitrogen content is expected to be critical for blending with Permian gas.

Kimmeridge
Matterhorn
Permian Highway
Gulf Coast Express
Whistler
TETCO
TGP
NGPL
ADCC
Corpus
Sinton
Agua Dulce
Transco
HSC / Katy
FGT
Cameron
Sabine Pass
Golden Pass
Tellurian
Port Arthur
Commonwealth
Delfin
Henry Hub
Plaquemines
Rio Bravo
Valley Crossing
Rio Grande
Glenfarne
KMTP Midstream Buildout
CombineCo Leasehold Position
Transmission Lines (Operational)
Transmission Lines (Under Development)
Gas Condensate Window
LNG Terminals (KEM)
LNG Terminals
Gas Hubs
Freer Station
Dry Gas Window

Source: EIA, Enverus and Kimmeridge.

15

Integration with LNG Improves Margins

Through integration with LNG, CombineCo can diversify sales, lower volatility, and increase margins.

2028E Sales by Commodity Market

Oil
14%
NGL
11%
Fixed Price
Gas
10%
TTF/JKM
5%
Brent Linked
5%
HH
55%

Integrated Margin Opportunity ($/MMBtu)

$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
$/MMBtu
>$1.00/MMBtu uplift
TTF
Regas
Shipping
Liquefaction
Trans & Fuel
Integrated Net Back
HH Net Back

Source: Bloomberg and Kimmeridge estimates.
Note: Pricing assumptions reflect $3.50 Henry Hub and $9.00 TTF flat pricing.

16

Leveraging Our Experience to Deliver Net Zero

Kimmeridge has a history of leading strategic consolidation to drive scale, emissions reductions, and sustainable development. Our proven playbook can set CombineCo on a path to become a sustainability leader in the upstream sector. Key pillars and priorities of our approach include:

Carbon Neutrality	Transparency & Accountability	Leadership
• Achieve net-zero GHG emissions in 2025 • Eliminate routine flaring as defined by the World Bank by 2025 • Prioritize operational emissions reductions and set targets • Invest in high-quality carbon removal credits for residual emissions footprint	• Pursue gas certification across the consolidated portfolio • Use emissions monitoring technology to detect and reduce emissions	• Appoint Chief Sustainability Officer to senior leadership team • Create dedicated Board Sustainability Committee for strategy and risk oversight • Tie executive compensation to sustainability performance

17

Catalyzing Governance Improvements

Kimmeridge

CombineCo will uphold the best governance, accountability, and transparency practices. We prioritize a majority-independent board of recognized leaders with diverse perspectives and expertise, crucial to driving shareholder value.

Proven Leaders to Guide Value Creation

- Highly-qualified director nominees bring relevant experience and expertise to position the company for the future
- Board to be comprised of 4 current SBOW directors and 5 Kimmeridge-nominated directors (4 independent)

	Ben Dell	Doug Brooks	Carrie Fox	Charles Griffie	Kate Minyard
Strategic Transformation	✓	✓	✓	✓	✓
Shareholder Value Creation	✓	✓	✓	✓	✓
Operational Excellence	✓	✓	✓	✓	✓
Sustainability Leadership	✓	✓	✓	✓	✓
Regulatory / Public Policy	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓

Shareholder-Aligned Governance Practices

- **Declassified board** structure with annual elections for all directors
- Institute a **7-year term limit** for all directors
- Align director compensation to shareholders' interests with **pay primarily delivered in equity**
- Create a Board **Sustainability Committee**
- **Eliminate existing poison pill** and prohibit adoption of a poison pill without shareholder approval
- Allow shareholders owning over 10% of outstanding shares to **call special meetings**

18

Leadership to Execute Vision

Kimmeridge

CombineCo will draw on top talent from SBOW and KTG. For continuity, Kimmeridge anticipates retaining key members of the SBOW C-suite, while enhancing leadership with additional hires.

Structural Changes:

- Separate the CFO and GC roles to ensure dedicated focus on key responsibilities
- Add Chief Sustainability Officer to oversee robust sustainability strategy
- Add Chief Commercial Officer to oversee marketing and LNG strategy

Proposed CombineCo Organizational Structure

Board of Directors
Chief Executive Officer
Chief Commercial Officer
Chief Financial Officer
Chief Operating Officer
Chief Sustainability Officer
General Counsel

Indicates new position

19

2025 CombineCo Guidance | Transformational Opportunity

Kimmeridge

Production Volumes:	SBOW Mgmt 2024E Guidance	CombineCo 2025E Guidance
Oil (Mbbls/d)	23.5 - 26.5	27.5 - 31.5
Gas (MMcf/d)	280 - 300	730 - 770
NGL (Mbbls/d)	15 - 17	22 - 26
Total Reported Production (MMcfe/d)	511 - 560	1,040 - 1,110
Total Reported Production (Mboe/d)	85.2 - 93.5	174 - 185
% Gas	*54%*	*70%*
% Liquids	*46%*	*30%*
Resource Counts		
Rigs	2 - 3	4 - 5
Key Operating Items		
Opex ($/mcfe)	~$1.37 - $1.51	~$0.93 - $1.23
Production Taxes (% of Sales)	6% - 7%	6% - 7%
Cash G&A ($MM)	$21 - $22	$35 - $39
Capital Expenditures ($MM)	$470 - $510	$850 - $950
Net Debt to EBITDA (x)	<1.5x	<0.75x
Dividend per Share ($ / share)	–	~$1.60 - $1.80

CombineCo forecasts are based upon Kimmeridge's internal model and public data for SilverBow.

Source: SBOW Guidance per YE 2023 and 4Q23 8-K. CombineCo guidance per Kimmeridge. Opex inclusive of LOE and GP&T costs.

20

Kimmeridge

Appendix:
KTG Supplemental Information

About Us

Kimmeridge

Kimmeridge is an acquirer, developer and operator of US unconventional energy assets at the front end of the cost curve.

- Kimmeridge is an alternative asset manager with approximately $5 billion of assets under management, based in New York and Denver, and focused on the development of low-cost energy assets in the US.
- Kimmeridge is differentiated in its direct investment approach, deep technical knowledge, active portfolio management, and proprietary research/data gathering.
- Kimmeridge is a thought leader in developing the new E&P business model through published research and industry engagement.
- Kimmeridge has also put this theory into practice, taking a leadership role through the bankruptcy of Extraction Oil and Gas, Inc. and mergers with two other DJ Basin players, Bonanza Creek and Crestone Peak, to form Civitas Resources (NYSE: CIVI), Colorado's first carbon-neutral energy producer.

22

Kimmeridge History in South Texas

Kimmeridge

- KTG's acquisition of Laredo Energy's assets in September 2022 established a large, contiguous core position in the "Dorado Gas Play" surrounded by EOG with ~60,000 net acres and ~140 MMcf/d net production.

- Since 2022, KTG has increased its leasehold organically and through an additional acquisition. Today it has ~148,000 net acres, ~315 MMcfe/d (83% gas, 8% oil, 9% NGL), and is growing production with 3 rigs and a frac crew. KTG has drilled 60 wells and completed 46 wells since September 2022.

- In 2H 2023, KTG signed a multi-year transportation agreement with Kinder Morgan Texas Pipeline LLC, meaningfully enhancing KTG's midstream optionality and enabling the company to deliver natural gas to LNG facilities along the Gulf Coast.

- Kimmeridge also closed a development capital investment in Commonwealth LNG in 2H 2023 and agreed to key terms for gas supply and LNG offtake from the project for 20 years, providing KTG access to 2 mtpa (~286,000 MMBtu/d) of low-cost liquefaction capacity.

- Kimmeridge has grown the KTG team from 25 to 55 employees.

- KTG's 2024 Emissions Management initiatives include enhanced monitoring and tracking technologies, emissions reductions projects (e.g., electrification and replacement of pneumatic devices), a goal of gas certification, and potential CCUS and battery storage solutions.

23

KTG Laredo Acquisition (September 2022)

Kimmeridge

KTG's acquisition of Laredo Energy's assets in September 2022 established a large, contiguous core position in the "Dorado Gas Play" surrounded by EOG with ~60,000 net acres and ~140 MMcf/d net production.

KTG
SBOW
EOG
Corpus Christi LNG Terminal

Source: Enverus, EIA and Kimmeridge.

24

KTG Assets Today (March 2024)

Kimmeridge

Since 2022, KTG has increased its leasehold organically and through an additional acquisition. Today it has ~148,000 net acres, ~315 MMcfe/d (83% gas, 8% oil, 9% NGL), and is growing production with three rigs and a frac crew. KTG has drilled 60 wells and completed 46 wells since September 2022.

KTG
SBOW
EOG
Corpus Christi LNG Terminal
Corpus Christi
Portland

Source: Enverus, EIA and Kimmeridge.

25

Evolution of the KTG Asset Base

Kimmeridge

The KTG asset base has evolved meaningfully since the initial purchase of Laredo Energy in 2022. With development of the Webb County acreage, incremental leasing and development, and an additional acquisition, the company has more than doubled production and acreage.

Wells Drilled and Completed Since Acquisition

70
60
50
40
30
20
10
0
Wells Drilled
Wells Completed

Net Acres

160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
Laredo Energy at Closing
Current

Net Production Over Time

Net Production (MMcfe/d)
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
Laredo Energy at Closing
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Current

Note: Current figures as of February 2024.

26

KTG Drilling Performance

Kimmeridge

Drilling Performance (Days)

2-String
3-String
Austin Chalk
Spud-RR (Days)
Days/10k'
50
40
30
20
10
-
25
20
15
10
5
-
Reuthinger C 109H
Reuthinger B 108 H
Reuthinger A 107 H
Needmore 438H
Needmore 439H
Needmore 138H
Needmore 139H
Retama Ranch 403H
Retama Ranch 404H
Retama Ranch 405H
Ellen C 406H
Ellen C 405H
Ellen C 404H
Huisache W 124H
Huisache W 123H
Huisache EW B 122 H
Ryan Island 1H
Ryan Island 2H
Spud-RR (Days)
Days/10k'

Drilling Performance (Cost)

2-String
3-String
Austin Chalk
Drilling Cost ($)
$/MD
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
600
500
400
300
200
100
-
Reuthinger C 109H
Reuthinger B 108 H
Reuthinger A 107 H
Needmore 438H
Needmore 439H
Needmore 138H
Needmore 139H
Retama Ranch 403H
Retama Ranch 404H
Retama Ranch 405H
Ellen C 406H
Ellen C 405H
Ellen C 404H
Huisache W 124H
Huisache W 123H
Huisache EW B 122 H
Ryan Island 1H
Ryan Island 2H
Drilling Cost ($)
$/MD

Cost Drivers

- Casing prices have decreased over the last six months
- Improved bottom hole assembly ("BHA") runs lowering days to drill
- Since adjusting to a shallower intermediate casing, drilling efficiency has improved materially

Cost Reduction Efforts

- Deep set surface and engineering study confirms portion of field viable for 2-string LEF well design
- First successful Vertical-Curve-Lateral run on Huisache W 124H with >9,000' run
- Larger hole design will increase drilling speeds

Rig Status

- H&P 431
  - Under contract until Oct 24
- H&P 424
  - Month-to-month
- Nabors 887
  - Month-to-month

Source: Kimmeridge.
Note: Wells shown in chronological order.

27

KTG Completion Performance

Kimmeridge

Completion Efficiency

Stages/Day
PmpHrs/Day
10
9
8
7
6
5
4
3
2
1
0
25
20
15
10
5
0
Stages/Day
Pumping Hrs/Day
Needmore 401/418/419
Huisache 114/115/120
Ellen 103/104
Retama 107/108/109/110
Armadillo
Reuthinger 126/127/128/327/428
Needmore 138/139/438/439
Reuthinger 107/108/109
AIG 303/304/404
AIG 103/104

Completion Costs

Horsepower
Diesel
Sand
Fuel Gas
Chemicals
Total Fuel/HHP-Hr
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
Frac Stage Cost
Total Fuel/HHP-Hr
Needmore 2200/50
Huisache 2200/50
Ellen 2200/50
Retama 2200/50
Retama 3000/65
Armadillo 3500/75
Reuthinger 5well 2200/50
Reuthinger 5well 3000/65
Needmore 3000/65
Reuthinger 3well 2200/50
AIG 3well 3000/65
AIG 2well 3000/65

Recent Milestones

- 4Q23 average of 8.6 stages/day and 17.9 pumping hours/day
- Successfully completed the first Lower Austin Chalk well for KTG
- Record pumping hours per day record on Needmore with 19.5 hours per day and 12 days with 20+ hours
- Record stages per day record on Apollo with 11 stages and ~5.3 million pounds of sand on 2/7/24
- Cumulative dual fuel savings of $1.8M and 2,480 tons of CO_2 since onboarding ProFrac's Tier 4 dual fuel fleet
- Continue to recycle almost 100% of produced water

Frac Costs ($/lbm pumped)

Stage Cost ($)
Stage Cost per Lbm of Proppant ($/lbm)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$0.15
$0.14
$0.13
$0.12
$0.11
$0.10
$0.09
$0.08
$0.07
$0.06
$0.05
Frac Stage Cost
Stage Cost per Lbm of Proppant
Needmore 2200/50
Huisache 2200/50
Ellen 2200/50
Retama 2200/50
Retama 3000/65
Armadillo 3500/75
Reuthinger 5well 2200/50
Reuthinger 5well 3000/65
Needmore 3000/65
Reuthinger 3well 2200/50
AIG 3well 3000/65
AIG 2well 3000/65

Source: Kimmeridge.
[1] Reuthinger 5-well pad efficiency is normalized to remove downtime due to fiber optic operations.

28

Comparison of Deep Wells by Operator in Texas

Kimmeridge

- Using Enverus well performance data, Texas Comptroller D&C costs derived from tax filings, and our own KTG dataset, we were able to compare 92 wells drilled across Texas at depths >12,000 ft TVD from 2018-1Q23[1].
- This dataset primarily covers the Eagle Ford gas window, the Haynesville (Texas side), and the Delaware Basin.
- KTG is one of the most active operators (30 wells drilled in this dataset) and has the 8th lowest F&D on $/Mcfe basis. SBOW's F&D is very high for wells at this depth.
- KTG has developed significant expertise in drilling deep gas wells, including its recent Armadillo well in McMullen County (14,000 ft TVD, EUR ~2,000 Mcf/ft)
- KTG's F&D has come down further since this dataset was collated (lagged data for Texas Comptroller submissions) with a target of $1.00-$1.20/Mcfe for 2024.

TX Comptroller High Cost Gas Wells
Avg. Net F&D
Average Net F&D ($/Mcf)
Wells Drilled (and reported to Texas Comptroller)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
100
75
50
25
0
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
KTG
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15
Peer 16
Peer 17
Peer 18
Peer 19
Peer 20
Peer 21
Peer 22
Peer 23
Peer 24
Peer 25
Peer 26
Peer 27
Peer 28
Peer 29
Peer 30
SBOW

Source: Enverus, Kimmeridge.
[1] No Texas Comptroller data available for the bulk of 2023 wells.

29

KTG is Drilling Some of the Deepest Wells in North America

Kimmeridge

KTG has drilled 42 horizontal wells in the top 5% (>12,600 ft TVD) of deepest wells in North America, with its Armadillo 1H well in the top 0.9% of deepest wells.

All North American Wells
KTG Wells
TVD (ft)
18000
16000
14000
12000
10000
8000
6000
4000
2000
0
Armadillo 1H at 13,937' TVD
>12,600 ft TVD = 5th percentile
>12,000 ft TVD = 7th percentile
>11,500 ft TVD = 13th percentile

Total # Hz wells	175,733	Percentile
>12,600 TVD	8,758	5.0%
>12,000 TVD	12000	6.8%
>11,500 TVD	22,661	12.9%
>11,000 TVD	34,360	19.6%
>10,000 TVD	61,349	34.9%

Source: Enverus, Kimmeridge.
Note: Dataset of >175,000 wells limited to 2007 onwards and horizontal wells with at least 5,000 ft TVD and 3,000 ft lateral length.

30

Kimmeridge

KTG and SBOW Recent Well Performance

The P50 result of wells drilled by both operators within the dry gas window since 2018 is within 1% on estimated ultimate recoveries. KTG has demonstrated a tighter spread of results over the same period with a P10:P90 ratio of 2.8, compared to SilverBow's 4.2.

Long Lateral Average Cumulative Profile (Bcf)

18
16
14
12
10
8
6
4
2
0
Cumulative Gas (Bcf)
SBOW P10
KTG P10
KTG P10:P90=2.8
SBOW P10:P90=4.2
KTG P90
SBOW P90
0
90
180
270
360
Month
KTG P50
SBOW P50

Long Lateral Normalized Cumulative Gas (Bcf)

12
10
8
6
4
2
0
Cumulative Gas (Bcf)
0
20
40
60
80
Month
KTG
SBOW

Source: Enverus, Kimmeridge.

31

KTG Hedging Summary

	1Q24 (3 months)	2Q24 (3 months)	3Q24 (3 months)	4Q24 (3 months)	1Q25 (3 months)	2Q25 (3 months)	3Q25 (3 months)	4Q25 (3 months)	1Q26 (3 months)	2Q26 (3 months)	3Q26 (3 months)	4Q26 (3 months)
NYMEX HH Gas												
Swaps												
Gas (MMBtu/d)	74,451	145,000	145,000	65,435	16,889	30,000	30,000	19,891	60,333	50,000	50,000	50,000
Wt. Avg. Price	$2.96	$3.08	$3.23	$3.18	$3.16	$3.56	$3.75	$4.01	$4.46	$3.52	$3.73	$4.16
Collars												
Gas (MMBtu/d)	10,000	10,000	10,000	10,000	50,000	50,000	50,000	50,000	–	–	–	–
Wt. Avg. Ceiling	$6.19	$6.19	$6.19	$6.19	$4.76	$4.76	$4.76	$4.76	–	–	–	–
Wt. Avg. Floor	$4.25	$4.25	$4.25	$4.25	$3.50	$3.50	$3.50	$3.50	–	–	–	–
HSC Fixed												
Swaps												
Gas (MMBtu/d)	82,418	–	–	82,880	138,111	125,000	125,000	135,109	239,667	95,000	95,000	95,000
Wt. Avg. Price	$3.87	–	–	$3.61	$4.22	$3.17	$3.43	$3.81	$4.25	$4.00	$4.00	$4.00
NYMEX WTI Oil												
Swaps												
Oil (Bbls/d)	–	11	11	–	966	900	834	800	–	–	–	–
Wt. Avg. Price	–	$71.85	$71.20	–	$71.64	$71.15	$70.24	$70.00	–	–	–	–
Collars												
Oil (Bbls/d)	2,234	1,900	1,701	1,534	–	–	–	–	–	–	–	–
Wt. Avg. Ceiling	$82.88	$79.38	$76.54	$74.21	–	–	–	–	–	–	–	–
Wt. Avg. Floor	$70.00	$70.00	$70.00	$70.00	–	–	–	–	–	–	–	–

Source: Kimmeridge

32

Disclaimer

Kimmeridge

This presentation is for discussion and general informational purposes only and is not meant to be relied upon in making any investment or other decision. The views expressed herein represent the opinions of Kimmeridge Energy Management Company, LLC and its principals and affiliates ("Kimmeridge") as of the date hereof and are subject to change. In addition, this presentation should not be deemed or construed to constitute an offer to sell or a solicitation of any offer to buy any security described herein in any jurisdiction to any person, nor should it be deemed as investment advice or a recommendation to purchase or sell any specific security.

All of the information and data included in this presentation regarding SBOW is based on publicly available information such as financial statements, presentations, press releases and other publicly available information. Kimmeridge principals and employees have performed the analysis and reviews of the such data and information independently. However, it is possible that others could disagree and conduct analysis that leads to different results. We reserve the right to change any of the opinions and views set out in this presentation as we deem appropriate and without any obligation to make market updates or notifications either through public filings or on our or any website. Certain data and analysis presented herein is based on or derived from filings made by SBOW with the U.S. Securities and Exchange Commission (SEC) or other regulatory agencies or from third party reports or analysis and Kimmeridge is not responsible or liable for any information obtained from SEC filings or third parties.

The information set out in this presentation has not been prepared or calculated in accordance with U.S. generally accepted accounting principles (GAAP) and has not been audited by an independent registered public accounting firm. There can be no assurance that any of the recommendations proposed by Kimmeridge will actually yield the planned results if implemented either in whole or in part. This presentation and the information set out herein is not intended to predict any particular financial result, trading price or market value of the equity securities of any company including SBOW. The ideas and analysis in this presentation are for informational purposes only and are in no way a guarantee that any particular financial result or performance will be obtained and this information should not be relied upon to indicate as such. This presentation contains ideas, analysis and proposals that are the result of reasonable assumptions used by Kimmeridge as of the date of this presentation. SBOW's performance, including financial results and share price performance, may differ materially from the estimates and analysis set out in this presentation.

The information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Kimmeridge as of the date hereof and therefore such information may be deemed to constitute forward-looking statements which are subject to change without notice at any time. Such forward-looking statements may be based on certain assumptions and may involve certain risks and uncertainties, including risks and changes affecting industries generally and SBOW and KTG specifically. Given the inherent uncertainty of projections and forward-looking statements, investors should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements.

All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Kimmeridge's use herein does not imply an affiliation with, or endorsement by, the owners of these services marks, trademarks and trade names or the goods and services sold or offered by such owners. Kimmeridge is an independent investment advisor, and its opinions in this presentation are not those of SBOW and have not been authorized, sponsored or otherwise approved by SBOW.

Important Information

33

Exhibit 4

Important Information

KEF Investments, LP (“KEF Investments”), KEF Fund V Investments, LP (“KEF Fund V”), Kimmeridge Energy Management Company, LLC (“KEMC”), Benjamin Dell, Alexander Inkster, Neda Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (all of the foregoing, collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of SilverBow Resources, Inc. (the “Company”). Shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, https://www.sec.gov/.

KEMC may be deemed to “beneficially own” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) 3,281,356 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (including 100 shares held in record name by each of KEF Investments and KEF Fund V).  None of the other Participants beneficially own any securities of the Company.

Additionally, on March 13, 2024, KEMC delivered to the Company’s Board of Directors a non-binding proposal to merge Kimmeridge Texas Gas, LLC with the Company’s existing assets and inject $500M of fresh equity capital in exchange for shares of the combined public company at a price of $34 per share of Common Stock.